Exhibit 10.32

AMENDMENT TO DEFERRED SHARE UNIT AGREEMENT
THIS AMENDMENT TO DEFERRED SHARE UNIT AGREEMENT (this “Amendment”), is made as of November 1, 2018 between GrafTech International Ltd. (“GrafTech”) and David J. Rintoul (the “Participant”).
WHEREAS, GrafTech and Participant are parties to that certain Deferred Share Unit Agreement dated as of April 19, 2018 (the “Original Agreement”);
WHEREAS, the parties desire to amend the Original Agreement as set forth herein; and
WHEREAS, the Board of Directors of the Company has approved the adoption of this Amendment.
NOW, THEREFORE BE IT RESOLVED, that the Original Agreement is hereby amended as follows:
1.Section 4 of the Original Agreement is amended and restated in its entirety to read as follows:
Dividend Equivalent Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, GrafTech hereby awards to the Participant a right to receive in respect of each DSU held by the Participant on a dividend record date occurring after the Grant Date and prior to the date of settlement of the DSUs pursuant to Section 6 of this Agreement the equivalent value of any ordinary cash dividends that are paid on a share of Common Stock (“Dividend Equivalent”), subject to the terms of this Section 4. The Dividend Equivalents will be reinvested in the form of additional DSUs (“Dividend Equivalent Units”) determined by dividing the value of the Dividend Equivalent by the Fair Market Value of a share of Common Stock on GrafTech’s dividend payment date. Dividend Equivalents will also accrue on the Dividend Equivalent Units (and be reinvested into additional Dividend Equivalent Units). Dividend Equivalent Units will in all cases be subject to the same terms and conditions, including but not limited to those related to vesting, transferability, forfeiture and settlement, that apply to the corresponding DSU under this Agreement and the Plan.
2.    Except as expressly provided for in this Amendment, no other term or provision of the Original Agreement is amended or modified in any respect.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.
GrafTech International Ltd.

/s/ Brian E. Blowes
By:    Brian E. Blowes
Title:    VP, HR

/s/ David J. Rintoul
David J. Rintoul